UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 22, 2015

SFX Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36119	90-0860047
(Commission File Number)	(IRS Employer Identification No.)

430 Park Avenue, 6th Floor
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(646) 561-6400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2015, SFX-94, LLC, a Delaware limited liability company (the “SFX Subsidiary”) and a wholly-owned subsidiary of SFX Entertainment, Inc., a Delaware corporation (the “Company”), entered into a Sales Agency Agreement (the “Sales Agency Agreement”) with Viggle Inc. (“Viggle”).  In connection with the Sales Agency Agreement, the Company has entered into an employment agreement, dated as of January 22, 2015, with Gregory Consiglio for the position of President and Chief Operating Officer.  The Company has also entered into an employment agreement, dated as of January 22, 2015, with Kevin Arrix for the position of Executive Vice President, Global Brand Partnerships.

The Company believes the appointments of Messrs. Consiglio and Arrix better coordinates its live event and digital media operations and the revenue opportunities related to these businesses.  In addition, the Company anticipates that the near-term commercial introduction of Beatport’s music streaming service will provide the Company considerably more media to offer to advertisers.  The Company believes the Sales Agency Agreement will allow it to more efficiently monetize Beatport’s advertising inventory relative to alternatives that the Company analyzed.  The Sales Agency Agreement is further discussed below under Item 8.01, Other Events.

Mr. Consiglio, age 48, will remain as President and Chief Operating Officer of Viggle, having joined Viggle in May 2011 as Head of Business Development.  From August 2006 to February 2010, Mr. Consiglio served in a variety of roles at Ticketmaster Entertainment, Inc., most recently as Executive Vice President, Business Development where he oversaw the company’s new business initiatives including online affiliate sales and marketing, online sponsorships, advertising sales, third party alliances, resale sponsorships and the creation and management of new revenue streams beyond ticketing.  Mr. Consiglio also served in a variety of business development roles at America Online, Inc. over the course of seven years, primarily in its International Division, overseeing new market development and substantially expanding AOL’s global footprint.

Mr. Arrix, age 45, will remain as Chief Revenue Officer of Viggle, having joined Viggle in December 2011.  From January 2003 to October 2011, Mr. Arrix served in a variety of leadership and sales roles at Viacom Inc., most recently as Executive Vice President, Digital Advertising at MTV Networks where he was in charge of sales, operations, strategy and integrated marketing for all of the company’s digital brands including MTV, Nickelodeon and Comedy Central.  Mr. Arrix also served in a variety of leadership and sales roles at Turner Broadcasting over the course of eight years, primarily in its International Sales Division, growing its CNN International and Cartoon Network brands outside of the US.

Mr. Consiglio’s employment agreement provides for a base salary of $1 per annum.  As part of his employment agreement, Mr. Consiglio has been granted an option award to purchase 250,000 shares of common stock of the Company, with an exercise price of $3.76 per share (the closing share price on January 22, 2015), as well as a restricted stock grant of 500,000 shares of common stock of the Company.  With respect to each grant, one-third of the grant will vest on each of December 31, 2015, 2016 and 2017, subject to Mr. Consiglio’s continued employment with the Company.  Mr. Consiglio’s employment agreement also provides for an annual target bonus of $400,000 based on the achievement of certain performance targets with respect to the Company’s business progress, which performance targets will be established annually by the compensation committee of the Company’s board of directors (the “Compensation Committee”).  The term of Mr. Consiglio’s employment agreement is January 22, 2015 through December 31, 2017.  Mr. Consiglio’s employment agreement provides that, upon the termination of Mr. Consiglio’s employment by the Company without “cause” or by Mr. Consiglio due to “good reason,” or upon the death or permanent disability of Mr. Consiglio, the Company shall make a severance payment to Mr. Consiglio equal to his prior year’s annual bonus, subject to his execution of a release of claims within 45 days of his termination.  In addition, upon such termination or upon a “change of control” of the Company, any portion of Mr. Consiglio’s option grant and restricted stock grant then unvested shall accelerate and be immediately exercisable.  A copy of Mr. Consiglio’s employment agreement is annexed to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Mr. Arrix’s employment agreement provides for a base salary of $1 per annum.  As part of his employment agreement, Mr. Arrix has been granted an option award to purchase 75,000 shares of common stock of the Company, with an exercise price of $3.76 per share (the closing share price on January 22, 2015), as well as a restricted stock grant of 200,000 shares of common stock of the Company.  With respect to each grant, one-third of the grant will vest on each of December 31, 2015, 2016 and 2017, subject to Mr. Arrix’s continued employment with the Company.  Mr. Arrix’s employment agreement also provides for an annual target bonus of $500,000 based on the achievement of certain performance targets with respect to the Company’s business progress.  As part of his employment agreement, Mr. Arrix may also be awarded an additional equity bonus of up to 150,000 shares of common stock of the Company based on the achievement of certain performance targets with respect to the Company’s business progress.  The foregoing performance targets will be established annually by the Compensation Committee.  The term of Mr. Arrix’s employment agreement is January 22, 2015 through December 31, 2017.  Mr. Arrix’s employment agreement provides that, upon the termination of Mr. Arrix’s employment by the Company without “cause” or by Mr. Arrix due to “good reason,” or upon the death or permanent disability of Mr. Arrix, the Company shall make a severance payment to Mr. Arrix equal to his prior year’s annual bonus, subject to his execution of a release of claims within 45 days of his termination.  In addition, upon such termination or upon a “change of control” of the Company, any portion of Mr. Arrix’s option grant and restricted stock grant then unvested shall accelerate and be immediately exercisable.  A copy of Mr. Arrix’s employment agreement is annexed to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

Mr. Consiglio and Mr. Arrix are each required to devote their full-time best efforts and business time and attention to the business of the Company, provided that the Company recognizes that the foregoing will be subject to Mr. Consiglio and Mr. Arrix also providing certain services to Viggle pursuant to their employment agreements with Viggle and the Amended and Restated Shared Services Agreement, dated as of January 22, 2015, by and between the Company and Viggle (the “Shared Services Agreement”).  The Company does not believe that the time devoted to such services will be material in nature.

Effective as of January 22, 2015, Ritty van Straalen has assumed the role of Chief Executive Officer and President of Live Entertainment, having previously served as the Company’s Chief Operating Officer. This change will allow Mr. van Straalen to focus exclusively on the Company’s largest business segment, the production of live events and festivals.  Also effective as of January 22, 2015, Timothy J. Crowhurst has assumed the role of President and Head of Strategic Development, having previously served as the Company’s President, and Joseph Rascoff has stepped down from his position as Chairman of Live Entertainment, but will continue to serve on the board of directors as Vice Chairman.  Mr. Crowhurst, who was instrumental as President in securing the Company’s initial sponsorship and marketing partner arrangements in 2013 and 2014, will now focus exclusively on securing new sponsorships and partnerships and expanding the Company’s existing relationships.

Item 8.01              Other Events.

Mr. Consiglio and Mr. Arrix are employees of Viggle where Robert F.X. Sillerman, CEO and Chairman of the Board of Directors of the Company, is the Executive Chairman and CEO and a principal shareholder.  Pursuant to the Sales Agency Agreement, the SFX Subsidiary offered employment to twenty five other Viggle employees to serve in the Company’s brand partnership group.  Such employees will sell the Company’s services and will also be the exclusive agent for the sale of Viggle services worldwide, who will be terminating its independent sales capabilities.  The SFX Subsidiary shall receive a sales commission equal to 25% of the net revenues arising from such sales, pursuant to the terms and conditions of the Sales Agency Agreement.

Pursuant to the Shared Services Agreement, the Company and Viggle may provide certain services to each other.  In particular, the Shared Services Agreement provides that the Company may provide Viggle with certain administrative services and tax, accounting and financial processing services, subject to reimbursement based on the salary and benefits of the employees providing such services, plus 20% for miscellaneous overhead, based on a reasonable estimate of time spent.  The Shared Services Agreement also provides that Viggle may provide the Company with certain human resources services, information technology services, administrative and facilities services, legal services and content and programming services, subject to reimbursement based on the salary and benefits of the employees providing such services, plus 20% for miscellaneous overhead, based on a reasonable estimate of time spent.  The Company believes that its entry into the Sales Agency Agreement and the Shared Services Agreement will result in significant cost savings for the Company, as it expands both its sales force and its revenue-generating capabilities.  The Company believes that, as it broadens its offerings on Beatport, the addition of Viggle’s revenue team as a turnkey solution will allow the Company to increase its overall media sales and develop new brand partnerships.

The foregoing transactions have all been approved as affiliate transactions by special independent committees of both the Company and Viggle.

On January 23, 2015, the Company issued the press release attached hereto as Exhibit 99.1 announcing, among other things, the signing of the Sales Agency Agreement described in this Current Report on Form 8-K.  The press release attached to this Current Report on Form 8-K as Exhibit 99.1 is incorporated herein by reference.

Forward-Looking Information

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements relate to a variety of matters, including, but not limited to, the future performance of the Company and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and are subject to significant risks and uncertainty.  Readers are cautioned not to place undue reliance on any such forward-looking statements.

Factors that could cause actual results to differ materially from the forward-looking statements contained herein include, but are not limited to: our ability to successfully integrate Viggle’s revenue team; our ability to pay debts and meet our liquidity needs; that certain members of our senior management team have divided responsibilities and are not required to devote any specified amount of time to the Company’s business; competition; and any changes in general economic and/or industry-specific conditions.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

No.	Description

10.1*	Employment Agreement, dated January 22, 2015, by and between the Company and Greg Consiglio

10.2*	Employment Agreement, dated January 22, 2015, by and between the Company and Kevin Arrix

99.1*	Press Release of the Company, dated January 23, 2015

*              Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SFX ENTERTAINMENT, INC.

Date: January 23, 2015	By:	/s/ Robert F.X. Sillerman
Robert F.X. Sillerman
Chief Executive Officer and Director